Exhibit 5.1

October 22, 2007

Clayton Acquisition Corporation

c/o Esmark Incorporated

2500 Euclid Avenue

Chicago Heights, Illinois 60411

Ladies and Gentlemen:

We have acted as counsel to Clayton Acquisition Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 filed by the Company with the Securities and Exchange Commission (the “Registration Statement”) to register under the Securities Act of 1933, as amended (the “Act”), the issuance by the Company of shares of common stock, $0.01 par value per share (the “Shares”), in connection with the merger contemplated by the Agreement and Plan of Merger and Consolidation dated as of March 16, 2007 as amended (the “Merger Agreement”) by and among Esmark Incorporated, a Delaware corporation; Clayton Merger, Inc., a Delaware corporation; Wheeling-Pittsburgh Corporation, a Delaware corporation; Wales Merger Corporation, a Delaware corporation; and the Company.

In connection with this opinion letter, we have examined the following:

1.	the Registration Statement;

2.	the Merger Agreement;

3.	the Certificate of Incorporation, Bylaws and other corporate documents of the Company;

4.	resolutions of the Board of Directors;

5.	certificates of officers of the Company;

6.	documents and records of the Company (or copies of such documents and records certified or otherwise authenticated to our satisfaction); and

7.	such other documents, certificates and records as we have deemed necessary as a basis for this opinion letter.

Based upon the foregoing, and subject to the limitations, assumptions and qualifications set forth in this opinion letter, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, upon issuance and delivery in accordance with the terms of the Merger Agreement, the Shares will be validly issued and the Shares will be fully paid and non-assessable.

Our opinions are limited to the laws of the State of Delaware and we do not express any opinion concerning any other law.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the proxy statement/prospectus included in the Registration Statement.

Very truly yours,

/s/ McGuireWoods LLP